UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2023

NET POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 Hunt Street, Suite 410
Durham, North Carolina	27701
(Address of principal executive offices)	(Zip Code)

(919) 287-4750
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NPWR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	NPWR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On June 29, 2023, the audit committee (the “Audit Committee”) of the board of directors of NET Power Inc. (the “Company”) dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm.

The report of Withum on the financial statements of the Company (f/k/a Rice Acquisition Corp. II) as of and for the year ended December 31, 2022 and 2021, for the year ended December 31, 2022 and for the period from February 2, 2021 (inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to the Company’s (f/k/a Rice Acquisition Corp. II) ability to continue as a growing concert if it did not complete a business combination by June 18, 2023.

During the period from February 2, 2021 (inception) through December 31, 2021, the year ended December 31, 2022 and the subsequent interim period through the date of Withum’s dismissal, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

Also during the period from February 2, 2021 (inception) through December 31, 2021, the year ended December 31, 2022 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated June 30, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of independent registered public accounting firm.

On June 29, 2023, the Audit Committee approved the engagement of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of and for the year ending December 31, 2023. GT previously served as the independent registered public accountants of NET Power, LLC (“Old NET Power”) prior to the consummation of Old NET Power’s business combination with the Company.

During the years ended December 31, 2021 and 2022 and the subsequent interim period prior to engaging GT, neither the Company nor anyone on its behalf consulted with GT regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any other matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from WithumSmith + Brown, PC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2023

NET POWER INC.

By:	/s/ Akash Patel
Name:	Akash Patel
Title:	Chief Financial Officer

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